Exhibit 10.42

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as ***.

A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

This is a translation of the original Chinese text

Contract No.: 151315HAO00007

Cooperation Agreement

Party A: Beike Internet (Beijing) Security Technology Co., Ltd.

Party B: Baidu Online Network Technology (Beijing) Co., Ltd.

March 2013

This Cooperation Agreement is executed by and between the parties below in Haidian District, Beijing, the People’s Republic of China (hereinafter referred to as “PRC”):

Party A: Beike Internet Security Technology Co., Ltd.

Address: Room 2101, 12/F, Fuxing International Center, No. 237, North Chaoyang Road, Chaoyang District, Beijing.

Attention:

Tel:

E-mail:

Postcode:

Bank account:

Account No.:

Party B: Baidu Online Network Technology (Beijing) Co., Ltd.

Address: No. 10, Shangdi Shi Jie, Haidian District, Beijing

Attention:

Tel:

E-mail:

Postcode:

Whereas,

1.	Party A owns the Duba Website Encyclopedia and the Cheetah Brower software (hereinafter referred to as Party A’s Product). Website:_www.duba.com. Party A has opened an account with Baidu Union website (http://union.baidu.com) and the account name is ksbrowser and is willing to comply with the terms of Baidu Union Membership Registration Agreement (http://union.baidu.com/regAgreement.html).

2.	Party B is a leading network technology company in the field of search engine.

3.	The parties wish to collaborate with each other leveraging their respective strengths.

Therefore, the parties agree:

Chapter 1 Definitions and Interpretations

1.1	Definitions

Except as otherwise defined in the context hereof, the terms shall have the following designated meanings:

1.1.1	PRC Laws: means any present and future promulgated laws, regulations, decrees and binding policies in PRC.

1.1.2	Trade Secrets: means any technology, financial, business or any other information owned by either party and / or its subsidiary or affiliate and protected as trade secrets.

1.1.3	Effective Date: means the date on which this agreement is executed.

1.1.4	Force Majeure: means any event which is not reasonably controllable, foreseeable or avoidable even if foreseeable by the parties, which makes it impossible for either party to perform the whole or part of its obligations pursuant to this Agreement. Such event includes without limitation governmental actions, earthquakes, typhoon, flood, fire or any other natural disaster, wars or any other similar event. In respect of the special nature of the internet, Force Majeure also includes the following events which influence the normal operation of the internet: 1) hacker attacks; 2) material influence of the technical adjustments of the telecommunications department except for losses of one party resulting from its own mismanagement; 3) temporary suspension caused by governmental control, except for the governmental control on one party resulting from its own misconduct; 4) virus attacks.

1.1.5	Hao123 website: means www.hao123.com.

1.1.6	Cooperation Term: means the term set forth in Chapter two hereof.

1.1.7	Actual revenues: means the revenues payable by Party B to Party A based on the amount of search traffic generated by Part A’s website for Party B, less Party B’s related costs and legal taxes and charges. The search traffic generated by Party A for Party B, which forms the basis for calculating the actual revenues, shall be determined by Party B based on its statistical data.

1.2	Interpretations

1.2.1	The date hereof shall mean the calendar day, the business day hereof shall mean the work day other than public holidays in PRC, and the month hereof shall mean the calendar month.

1.2.2	The headings hereof is for inference only and shall not otherwise affect the meaning and construction of any other part of this Agreement.

1.2.3	If needed in the context, use of plurals shall include its singulars, and vice versa.

1.2.4	All references to chapters, provisions and paragraphs shall mean the chapters, provisions and paragraphs herein.

Chapter 2 Representations and Warranties

2.1	Legal Status

Either party represents and warrants from the date hereof:

2.1.1	It has the qualification to conduct the transaction hereunder and such transaction is in compliance with the business scope;

2.1.2	It is eligible to enter into this Agreement and perform the obligations hereunder.

2.1.3	Its authorized representative has adequate authorization to execute this Agreement on its behalf (a copy of the authorization letter shall be delivered to the other party for record).

2.1.4	To its knowledge, it has disclosed all documents which may have a material adverse impact on its performance of obligations hereunder which are issued by the governmental agencies in the registered place or business place and known to it; and it is not the subject of any insolvency, dissolution or bankruptcy procedures.

2.2	Legal Effect

2.2.1	From the Effective Date, this Agreement is legally binding on each party.

2.2.2	Either Party warrants that the execution and performance hereof as well as the business transactions contemplated hereof will not violate any PRC Laws in any respects.

Chapter 3 Cooperation Term

3.1	Cooperation Term

The Cooperation Term of the parties shall be two years from March 1, 2013 to February 28, 2015. One month prior to the expiry of the Cooperation Term, the parties may further negotiate the cooperation forms, if fails, this Agreement will be terminated upon expiry.

Chapter 4 Rights and Obligations of the Parties

4.1	Details of Cooperation

The parties use their respective strengths to cooperate on internet searches. Party A shall promote Hao123 website through its own product channels and Party B shall pay Party A pursuant to Chapter 5 hereof according to the actual income brought by the Baidu promotion services provided on the search result pages of Party A. During the effective Cooperation Term, the parties are collaborative partners. The parties have complementary advantages in the aspects of information usage, promotion, marketing, technical support and services, and form a strategic alliance to develop their respective businesses.

4.2	Party A’s Rights and Obligations

4.2.1	Party A shall promote Hao123 website through its own product channels and cooperate with Party B with respect of the search engine Baidu promotion services together, i.e. a technical service which Party B displays the website of Party B’s clients in the relevant page of Baidu website provided to its clients and/or in the pages and / or interfaces of any other union members which Party B has provided technical supports.

4.2.2	Party A shall at its utmost effort promote Party B’s Hao123 website through its core channels but shall not apply for plug-ins or other malicious promoting methods. The promoting channels under this cooperation shall be confirmed by Party B in writing or email. In the event that Party A needs new promoting channels, it should have Party B’s written or email confirmation. Otherwise it will be deemed as Party A’s breach.

4.2.3	When Party A uses the method of software installation to promote Hao123 website, it needs to determine the homepage of the software users’ browsers. In the event that the homepage of the software users’ browsers are www.baidu.com, my.baidu.com, www.hao123.com or www.hao222.com, Party A shall not change the homepage of the users’ browsers by the software.

4.2.4	(1) Form of promotion: Hao 123 website will be attached in Party A’s product as the default page and the user may cancel such setting. During the installation of Party A’s products, it may either 1) present hao123 website in description of “Set Baidu Hao123 as the default page, the best comprehensive guide of websites” in last paragraph of “choosing setting” and tick the check box in front of such description, or 2) introduce hao123 website in the last or a single page in the process of installation by using relatively long description and check the box in front of such description.

4.2.5	During the cooperation, Party A shall form a team composed of specialized personnel to carry out the related work so as to ensure the smooth cooperation between the parties.

4.2.6	Party A shall not change the related functions and contents inherent to Party B’s search engine box. If a change is necessary, written or email consent shall first be obtained from Party B.

4.2.7	Party A shall not assign to any third party the functions and contents used in the website column(s) that are made the subject matter of this cooperation agreement. In addition, Party A shall not use the functions and information provided by Party B to carry out any commercial activities.

4.2.8	Party A undertakes to comply with the Business Cooperation Standard of Baidu Union published in http://union.baidu.com/regAgreement.html (see Annex 2), or otherwise Party A will be deemed to breach this Agreement. Party A also agrees to participate in the “Blue Sky 365” Action Plan and comply with Blue Sky 365 Action Plan Regulations (see Annex 3).

4.2.9	Party A warrants that it legally owns or otherwise holds the valid license to the intellectual property relating to the services or products provided pursuant to this agreement. Any disputes resulting from the Party A’s technology or intellectual property shall be handled by Party A; any losses and costs of Party B resulting from the deficiency of Party A’s services or products shall be borne by Party A. Party B has the discretion to terminate this Agreement from time to time and pursue Party A’s liability in the event that (i) Party A has no legal right in respect of the services or products provided or (ii) the services or products provided by Party A lead to any legal dispute or proceedings with third parties.

4.3	Party B’s Rights and Obligations

4.3.1	Upon the effectiveness of this Agreement, Party B shall form a team composed of specialized personnel to carry out for the related work so as to ensure the smooth cooperation between the parties.

4.3.2	Party B will provide to Party A an account which will timely return the visiting traffic data for Party A’s easy inquiry.

4.3.3	Party B warrants the accuracy of the income data of Baidu’s promotion calculated by the statistic interface. In the event of loss of data or other issue on account of Party B, Party B shall compensate Party A in accordance with the actual situation.

4.3.4	Party B warrants that it legally owns or otherwise holds a valid license to the intellectual property relating to the services or products provided pursuant to this agreement. Any disputes resulting from the Party B’s technology or intellectual property shall be handled by Party B; any losses and costs of Party A resulting from the deficiency of Party B’s services or products shall be borne by Party B.

4.3.5	Party B has the right to penalize any acts of Party A, in whatever form, carried out in contravention with Party B’s union cooperation policies. The penalties may include – the immediate suspension of Party A’s account, termination of this Agreement, and taking any applicable civil or criminal remedial actions against fraud and violation of cooperation policies and any other legal causes. Party B shall have the final right to interpretation of this provision.

4.3.6	Party B retains the right to adjust the public price of the service and the service content, including but not limited to adding or reducing the service items, and raising or lowering the prices. In the event that Party B wishes to carry on such adjustment, it shall notify Party A in writing two weeks in advance. If Party A objects to such adjustment, it has the right to notify Party B to terminate this Agreement in writing within 2 weeks upon receipt of the notification. Within 3 working days upon termination of this Agreement, Party B shall settle with Party A. Failure to exercise such termination right is deemed that Party A agrees the adjustment of Party B.

4.3.7	With respect to the cooperation hereof, Party B has the discretion to assign to its affiliates all or part of its obligations hereunder without breaching this agreement. Party B’s affiliates mean Party B’s parent companies at different levels as well as the companies, owned or controlled, directly or indirectly, by the Party B’s parent companies at different levels.

4.4	Exemption of Liabilities With Respect to the Search Engine (by Party B)

See Annex 1. The Parties agree that the exemption of liabilities in the Annex is applicable to the transactions hereunder. Within the scope of exemption clause, Party B and its affiliates are not liable for any compensation or any other liabilities

Chapter 5 Information Content Cooperation

5.1	The parties shall arrange an employee to be responsible for the coordination work so as to ensure the regular update and maintenance.

5.2	Fees

5.2.1	The parties will not charge each other any fees for the shared information content. Unless otherwise agreed hereof, the fees incurred shall be borne by each party respectively.

5.2.2	The Actual Revenues of the parties arising from the Baidu promotion services in the search results pages shall be divided proportionately, and Party A shall bear the taxes payable on its own share of revenues:

Average Daily IP amount per Month (in thousand)	Price RMB/ Per thousand IP
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

The data of independent IP amount shall be based on Party B’s Union data checking system. If Party A objects to the Party B’s revenue-sharing policy, it may terminate this Agreement. In the event that Party A continues to receive its share of revenues, it shall be deemed that Party A agrees with Party B’s revenue-sharing policy. Party A shall bear the taxes payable on its own share of revenues.

5.2.3	Party B confirms the share of revenues of the preceding month payable to Party A on the first day of each calendar month (hereinafter referred to as (the “Reference Date”, and postponed in the event of public holidays) according to the above Article 5.2.2. Upon the confirmation of the share of revenues of such month, it shall not be adjusted, unless there is sufficient proof evidencing the statistics is not correct.

5.2.4	The financial settlement between the parties will be carried out monthly.

Party A provides the invoice of the share of revenues in the preceding month within the first 5 working days in each month in advance, Party B warrants to pay the share of revenues to Party A prior to the 20th day of each month (postponed in the event of public holidays) according to Article 4.1 hereof. In the event that Party A objects the payment from Party B, it shall propose within the first 5 working days in each month in writing, or it will be deemed as no objection. Party B shall review within three working days upon receipt of Party A’s written objection and notify the results thereof to Party A.

5.2.5	After the effectiveness of this Agreement, in the event that the share of revenues payable to Party A in the preceding month is less than RMB 100, then it will be carried forward to the next month automatically and settled together according to the preceding provisions.

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Chapter 6 License

6.1	Prohibition on business utilization

Unless otherwise stated in this Agreement, none of the Parties shall apply the brands or icons for business purpose which the other party does not permit

Chapter 7 Confidentiality

7.1	Any and all information acquired by the parties and their employees due to the execution or performance of this Agreement, including without limitation the scientific, business or internal information relating to technology, finance, marketing or management shall be the confidential information of the parties and their proprietary properties.

7.2	The parties mutually covenant that they will keep each other’s confidential information in strict confidence, and will use only for the purpose of this Agreement, shall not use or permit others to use the confidential information or disclose such to any third parties except the following events:

7.2.1	Upon the written consent of the other party;

7.2.2	As according to the orders or requirements of the competent courts, any governmental agencies or administrative agencies;

7.2.3	Such information becomes known to the public not for any deliberation, recklessness or negligence of either party or its agents, officers or employees;

7.3	The Parties are obliged to disclose the confidential information only to the employees necessary to know it and instruct such employees to be responsible for the confidential liability hereunder and be liable to the violation of the confidential liability of the employees.

Chapter 8 Breach

8.1	General Breach

In the event either party breaches its obligations hereunder, the breach party shall immediately suspend its breach upon the receipt of the non-breach party’s written notice requiring it to rectify its breach, and pay all the losses to the non-breaching party arising from such breach within ten (10) days. If the breach party continue to carry on the breaching conduct or does not perform its obligations, the non-breaching party shall have the right to terminate this Agreement in addition to the compensation for the breach.

8.2	Breach Liabilities

If fault on both parties, they shall bear their respective liabilities according to their actual degree of fault.

8.3	In the event that Party A breaches this Agreement by cooperate with other search engines on the business the content of which is the same or similar or competitor as the cooperation stated hereof, Party A shall compensate the loss therefore caused to Party B. The compensation shall not be less than the dividend proportion Party A obtains from Party B.

Chapter 9 Termination

9.1	Termination Events

This Agreement will be terminated upon any of the following events:

9.1.1	The Cooperation Term is expired and the parties determine not to renew;

9.1.2	The non-breaching party terminates this Agreement according to Article 8.1 hereof;

9.1.3	Either party is under bankruptcy or enters into liquidation or dissolution procedures;

9.1.4	If the Force Majeure lasts consecutively for thirty (30) days and above, either party may terminate this Agreement by a written notice according to Article 11.7 and terminate this Agreement on the receipt date as defined herein.

9.2	Matters after the Termination

9.2.1	Within fifteen (15) days upon the termination of this Agreement, the parties shall delete the links between their websites.

9.2.2	The termination of this Agreement shall not affect the unsettled payment hereunder or either party’s payment obligation and other obligations or rights incurred before the termination.

9.2.3	Notwithstanding the termination of this Agreement, the obligations set forth in Chapter 7 and Chapter 10 are binding to both parties.

Chapter 10 Governing Laws and Dispute Resolution

10.1	Governing Laws

The execution, validity, construction, enforcement and the settlement of any disputes herefrom shall be governed by PRC Laws.

10.2	Negotiation and Proceedings

10.2.1	Any dispute arising from the construction and enforcement of this Agreement shall be settled through friendly consultation first.

10.2.2	If the dispute fails to be resolved within thirty (30) days by such method set forth above, either party shall submit to the court in the location of Party B.

Chapter 11 Miscellaneous

11.1	Waiver

If either party fails to exercise or timely exercise its rights, power or preemptive rights hereunder, it shall not be deemed as a waiver; otherwise, any individual exercise or partially exercise any of its rights, power or preemptive rights shall not prejudice its exercise of such rights, power or preemptive rights thereafter.

11.2	Amendment

This Agreement may only be amended by mutual written agreement by the parties.

11.3	Marketing Supports

On the basis of the parties’ acknowledgment, the parties will make and carry on necessary marketing measures to expand the reputation and influence of the parties cooperation.

11.4	Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all previous discussions, negotiations and agreements.

11.5	Notice

11.5.1	Any material notices or written letters between the parties shall be in Chinese and delivered by facsimile, in person (including courier) or by registered mail.

11.5.2	All the notices and letters shall be sent to the address in the preamble hereof unless otherwise notified in writing in advance;

11.5.3	If the notices and letters are sent by facsimile, then the delivery time shall be subject to the actual time displayed in the facsimile record, except that the sending time is after 17:00 pm of such date, or the time of the receiver’s location is not a Business Day, then the delivery time shall be the following Business Day of the receiver’s time; if sent via e-mail, the delivery time shall be subject to the time when the email enters into the email system designated by the receiver; if sent in person (including courier), it shall be subject to date the receiver’s signing for receipt; if sent by registered letter, it shall be subject to the receipt issued by the post office and five (5) Business Days from the date of sending.

11.6	Successor

This Agreement is made for the benefit of and equally binding upon the parties and their respective successors and assignees.

11.7	Force Majeure

11.7.1	In the event of Force Majeure, the affected party shall notify the other party in respect of the nature, incurring date, anticipated lasting time and related details as fastest as reasonably possible and the degree of such event hindering the performance of its obligations of the notifying party hereunder.

11.7.2	During the consecutive period of the Force Majeure, the affected party shall regularly and timely keep the other party informed of the current status of the Force Majeure, in the event that the Force Majeure ends, it shall notify the other party in writing timely and continue to perform the obligations hereunder.

11.7.3	The party affected by the Force Majeure may temporarily suspend the performance hereunder until the influence of the Force Majeure is removed after it performs its obligations pursuant to Item 1 and 2 of this Article and need not to bear any breach liabilities; however, it shall use best efforts to conquer such event and minimize its adverse influence.

11.8	Language

This Agreement is made in Chinese and there are two originals which have the same legal effect and each party has one original.

11.9	Unmentioned Matters

Any other matters unmentioned hereof shall be subject to PRC Laws.

11.10	Other Matters

This Agreement is effective from the date of its date of signature and chop, and any other agreement between the parties regarding to matters which are similar to the cooperation contents hereunder shall be terminated automatically. Appendixes are integral parts of this Agreement and have the same legal effect as the text hereof.

Party A: Beike Internet (Beijing) Security Technology Co., Ltd.

Authorized signatory: /s/ common seal

Title:

Date:

Party B: Baidu Online Network Technology (Beijing) Co., Ltd.

Authorized signatory: /s/ Fei Wang /s/ common seal

Title:

Date:

Annex 1

Search Engine Exemption Clause

1. In addition to service clause indicated by Baidu, Baidu is not responsible for any other accident, negligence, breach, defamation, infringement to copyright or other intellectual property right and the loss occurred thereby (including by virus through download) arising from using search engine and will not undertake any legal liability.

2. Baidu is not responsible for the legality of link and information, product and service obtained from webpages through search engine which are searched automatically in accordance with users’ search order, and will not undertake any legal liability.

3. All content of search engine does not represent Baidu’s opinion.

4. User shall undertake the risk of using search engine by itself and Baidu will not guarantee in any form, including the result meeting users’ requirement, service continuity, safety, accuracy, timeliness and legality of search result. Baidu will not undertake any legal liability for user’s failure to normally use Baidu for technology reason such as internet status, communication line and etc.

5. Baidu respects and protects all search service users’ personal privacy and their personal information such as registered user name and email address, etc., which will not be disclosed to the third party without user’s consent or compulsorily required by law. The keywords used by users in search engine will not be regarded as personal privacy information.

6. Any website shall report to service website or Baidu, or add refusal mark to the webpage in accordance with the Robots Exclusion Protocol, if it does not want to be included by Baidu, otherwise it will be deemed as willing to be included.

7. Any unit or person shall report to Baidu or service website in written timely and provide ID card, ownership certificate and detailed violation evidence if it considers the content through Baidu search service or search link may be suspected of violating its legal right. Baidu will remove such suspected search service or search link as soon as possible after its receipt of legal documents above.

Annex 2

Business Cooperation Standard of Baidu Union

In order to standardize the business cooperation of Baidu Union (hereinafter “Union”) and maintain the fair and honest order, it is provided for the business cooperation of Union as follows and member of the Union shall comply with this standard strictly to maintain the smooth and healthy development of business cooperation.

[General Rules]

All act which may damage the right of user of Baidu promotion, damage user experience, disturb market cooperation order of the Union, adversely affect Baidu product and business reputation of Baidu, constitute unfair competition against Baidu or violate legal right of Baidu are forbidden by the Union, including but not limited to:

1. Click by itself

Repeat manual search, click by itself, incite others to search or click.

2. Compel to click

Compel user to click to get resource in return; or pop-up window of search result endlessly.

3. Program click

Simulate user’s click through program or script, automatically click and search tool, the third party’s click or search (such as paid click, auto-browse, clicker, IP click by agent servicer, fault IP click, mutual click and auto-refresh).

4. Illegal promotion

Promote by irregular means such as virus, compulsory first page, compulsory kidnap address bar, search engine cheating, exaggerate times.

5. Breach of exclusivity clause

Breach the exclusivity agreement with Baidu to engage in competing business.

6. Mix of competing business

Amend the pattern of the Union product or competing business to mislead users.

7. Other breach

Other act Baidu thought has damaged or may damage the right of user of Baidu, user experience, Baidu brand or business reputation of Baidu, constitutes unfair competition against Baidu or violates other legal right of Baidu.

[Search Promotion Cooperation]

8. Determine keyword

Determine keyword in search frame or direct link to search result page.

9. Amend search result page

9.1 Edit, amend or filtrate any promotion content or information contained in search result or amend the order by any means, or delete, hide or minimize any promotion content or search result, or add any other content to Baidu search result page of browser through software.

9.2 Re-direct the final user from any promotion page or search result page to others, or the promotion page or search result page provided is not the same version with that got by final user through directly visited.

9.3 Beyond the range permitted by this standard, directly or indirectly visit, launch and/or start promotion content or search result through any software, other website or any form other than member website, or combine promotion content or search result into it by other means.

9.4 Store or cache any or part of, copy of, derivative of information of search result through “capture”, “spider”, index or any other non-temporary ways.

10. Directly use of search result

Directly use any webpage of search result of final user through frame linked or other ways.

11. Breach of release page

11.1 Present business code on any wrong page, register page or “thanks” page (such as thanks page after user registers on relevant website) or any email, or any webpage or website with any pornographic content, hate mongering content or violence content.

11.2 Release code in non-configured domain name.

12. Induce to click

12.1 Introduce the search result with word such as “excellent recommendation”, “relevant link” or “welcome to click”.

12.2 Put graph of arrow, download instruction or other leading graph to the search result.

12.3 Award user’s click.

13. Breach of release number

Release more than three search frames per page.

14. Flow kidnap

14.1 Falsify the charge index by software, plug-in or other ways, kidnap Baidu, hao123 and other Union member’s flow.

14.2 Falsify other Union member’s first page through any promotion way damaging user experience and other unfair competition.

14.3 Amend the first page of Baidu (www.baidu.com) or hao123 (www.hao123.com) set by user in any ways.

14.4 Amend the page of Baidu or hao123 in any ways.

15. Breach of binding with Baidu software

Binding with Baidu software without any indication, install compulsory; add functions other than that of Baidu software or delete original function, re-bind other software without any indication, misleading the act of other software as that of Baidu; set obstacle for user installed Baidu software through member website to uninstall.

[Union Promotion Cooperation]

16. Determine keyword

Stack keywords in webpage content, source code to affect normal theme matching.

17. Amend promotion content

17.1 Re-direct the promotion page clicked by user to others, which is not the same with that got by final user through directly visited.

17.2 Store or cache any part of, copy of, derivative of promotion content through “capture”, “spider”, index or any other non-temporary ways.

18. Breach of release page

18.1 Present promotion content on any wrong page, register page or “thanks” page (such as thanks page after user registers on relevant website) or any email, or popup window, or webpage or website with any pornographic content, hate mongering content or violence content.

18.2 Release theme promotion business on rubbish page with no essence for the purpose of presenting theme.

18.3 Release promotion content in non-configured domain name or software.

19. Induce to click

19.1 Introduce the promotion content with word such as “excellent recommendation”, “relevant link” or “welcome to click”.

19.2 Put graph of arrow, download instruction or other or misleading graph to the promotion content.

19.3 Award user’s click of promotion content.

19.4 Promotion content is too close to the text or click zone (such as turn-page button, navigation button, video window and etc.) causing void click (recommending not to put the promotion content above or below the turn-page button).

19.5 Pretend the promotion content as the text of page which mix the promotion content with page content.

19.6 Hide or auto-block the window through js or other ways, causing user’s failure to see the promotion after click.

19.7 Release code of special zone besides “patch promotion”, amend code without authorization or patch through special ways.

19.8 Cover, hide any part of theme promotion zone or overlap page content with promotion content.

19.9 Float the promotion content or present in other ways.

20. Breach of release number

20.1 Release more than three product codes of “theme description” and “theme link” accumulatively per page. (not include the “patch promotion”)

20.2 Release more than one code of “theme suspension” per page besides “theme description” and “theme link”, release more than one form of “theme suspension” (side bar/button/window) per page.

20.3 Release more than one code of “patch promotion” per playing window, several playing windows on one webpage, more than three codes of “patch promotion” available.

21. Breach of using iframe

Use through amending code or other ways without authorization.

21.1 Use the Union’s “theme suspension” product through iframe.

21.2 Use “theme description”, “theme link” and “patch promotion” product through iframe in illegal ways:

21.2.1 Release code of Union promotion business to more than two (including) layers of iframe;

21.2.2 Use more than two (include) business codes through iframe for one time;

21.2.3 Inset more than one iframe unit in one page;

21.2.4 Module presented by iframe is smaller than that used through iframe;

21.2.5 Present promotion content on charged website through non-charged website iframe.

[New Business Cooperation]

22. Breach of release page

Present promotion content on any wrong page, register page or “thanks” page (such as thanks page after user registers on relevant website) or any email, or webpage or website with any pornographic content, hate mongering content or violence content.

23. Induce

23.1 Introduce the cooperation promotion content with word such as “excellent recommendation”, “relevant link” or “welcome to click”.

23.2 Put graph of arrow, download instruction or other leading graph to the cooperation promotion content.

23.3 Put pornographic picture close to cooperation promotion content.

23.4 Award use’s install, register, purchase and other act.

23.5 Simulate official website of cooperation promotion client.

24. Breach of release number

Present or release more than three cooperation promotion units per page.

25. Self-lead

Repeat manual install, register, purchase and etc., incite others to install, register, purchase and etc.

If any Union member does any illegal act above, Baidu has the power to punish. Baidu’s data for investigating and punishing the Union member’s illegal act shall prevail, including but not limited to void click data and flow kidnap data.

Appendix: Process method

Baidu may take one or more measures as follows to process the illegal act:

1. Deduct credit index

2. Deduct accumulated credit

3. Deduct share of revenues

4. Block illegal business

5. Stop sub-account authority

6. Limit register information

7. Expose illegal case

Baidu has the right of final explanation for this Business Cooperation Standard of Baidu Union. Baidu may update this Business Cooperation Standard of Baidu Union from time to time and all Baidu Union members are urged to pay continued attention to relevant content to learn and timely comply with the latest regulation.

Annex 3

Rules of “Blue Sky 365” Plan

Honesty is the basis for long-standing business. We could only make more profit, grow faster with stronger cooperation based on honesty.

Honesty is not only a promise but also an act. Hereby, Baidu Alliance, together with partner, build an alliance circle of honesty and health, a cooperation environment of self-discipline, fairness and honesty and comply with rules as follows strictly:

1. Agree that honesty is the base of alliance development;

2. Cooperate in line with the Business Cooperation Standard of Baidu Alliance strictly;

3. Dose not launch or engage in any illegal act such as click fraud, flow kidnap;

4. Report the illegal information actively and protect honesty;

5. Accept supervision and willing to undertake liability and result of illegal act.

The rules above shall be reflected every day. Let us build the “Blue Sky 365” of alliance circle together.